UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2022

Nuo Therapeutics, Inc.
(Exact name of Registrant as Specified in Charter)

Delaware	000-28443	23-3011702
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8285 El Rio, Suite 190, Houston, Texas 77054
(Address of Principal Executive Offices) (Zip Code)

(346) 396-4770
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2022, Nuo Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement, dated as of April 11, 2022, with certain accredited investors for the sale of 3,550,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a price of $1.00 per share for proceeds of $3,550,000 (the “Private Placement”). The closing of the Private Placement also occurred on April 29, 2022.

The investors in the Private Placement included David E. Jorden, the Chief Executive and Financial Officer and a member of the Board of Directors of the Company, Scott M. Pittman, a member of the Board of Directors of the Company, Peter A. Clausen, the Chief Scientific Officer and Chief Operating Officer of the Company, and Charles E. Sheedy, a principal stockholder of the Company of the Company.  Messrs. Jorden, Pittman, Clausen, and Sheedy invested $10,532, $100,000, $25,000, and $804,868, respectively, in the Private Placement.

The proceeds of the Private Placement will be used for working capital purposes.   As a result of the Private Placement, the number of shares of Common Stock outstanding is 40,674,205.

The description of the Securities Purchase Agreement is qualified in its entirety by reference to the full text of such agreement filed as Exhibits 10.1 hereto.

Item 3.02   Unregistered Sales of Equity Securities.

The disclosure required by this Item as included in Item 1.01 of this report is incorporated herein by reference.

The shares of Common Stock were offered and sold pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, in a transaction not involving any public offering.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description
10.1	Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuo Therapeutics, Inc.

By:	/s/ David E. Jorden
David E. Jorden
Chief Executive and Chief Financial Officer

Date: May 2, 2022